EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-16643) of Monterey Resources, Inc. of our report dated February 20, 1997 appearing on page 27 of this Form 10-K.

PRICE WATERHOUSE LLP

Houston, Texas
March 7, 1997